THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              CIMETRIX INCORPORATED

     I, as shareholder of common stock of Cimetrix Incorporated (the "Company"), revoke any previous proxies and appoint Randall A. Mackey and Lowell K. Anderson, and either of them, as my proxy to attend the annual meeting of shareholders of the Company to be held on June 1, 2002, and any adjournment thereof, and to represent, vote, consent, and otherwise act for me and for my shares in the same manner and with the same effect as if I am personally present. Without limiting the generality of the foregoing, my proxy shall vote as follows on the following matters:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1, AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

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                             ^Fold and Detach Here^

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Please mark your votes an indicated in the example [X]






                                        FOR all nominees       WITHHOLD
                                        listed (except as      AUTHORITY to vote
                                        marked to the          for all nominees
                                        contrary*).             listed.
Item 1 -   ELECTION OF DIRECTORS.             [ ]                [ ]

Nominees for election to the Board of Directors:
                  Lowell K. Anderson
                  Richard Gommermann
                  Joe K. Johnson
                  Randall A. Mackey
(*Draw a line through the name of any director for whom you wish to withhold authority to vote.)


                                               FOR     AGAINST         ABSTAIN
Item 2 -   APPROVAL OF AMENDMENT               [ ]       [ ]              [ ]
            TO THE 1998 STOCK OPTION PLAN

                                               FOR     AGAINST         ABSTAIN
Item 3 -   RATIFICATION OF APPOINTMENT OF      [ ]       [ ]              [ ]
            INDEPENDENT PUBLIC ACCOUNTANTS


Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature________________________Dated:__________,2002.

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      Typed or printed name and or title


Signature________________________Dated:__________,2002.

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      Typed or printed name and or title